Exhibit 4.1

SECOND SUPPLEMENTAL INDENTURE

This “Supplemental Indenture” is entered into as of July 13, 2006 by and among CarrAmerica Realty Operating Partnership, L.P., a Delaware limited partnership (the “Company”), CarrAmerica Realty Corporation, a Maryland corporation, as guarantor (“CARC”), CarrAmerica Realty, L.P., a Delaware limited partnership, as guarantor (“CAR,” and together with CARC, the “Guarantors”), Nantucket Acquisition Inc., a Maryland corporation (“Initial Successor”), Nantucket Parent LLC, a Delaware limited liability company (“Successor”), and U.S. Bank Trust National Association, a national bank association organized under the laws of the United States, as trustee (the “Trustee”).

WITNESSETH:

WHEREAS, the Company, the Guarantors and the Trustee entered into that certain Indenture dated as of June 23, 2004 (the “Original Indenture”) and the Company issued (i) pursuant to the Original Indenture and the Officers’ Certificate dated December 13, 2005 its 5.500% Senior Notes due 2010 (the “5.500% Notes”) and (ii) pursuant to the Original Indenture and the Officers’ Certificate dated August 23, 2004 its 5.125% Senior Notes due 2011 (the “5.125% Notes”, and together with the 5.500% Notes, the “Notes”);

WHEREAS, the Company, the Guarantors and the Trustee entered into that certain First Supplemental Indenture dated as of June 30, 2006 (the “First Supplemental Indenture,” and together with the Original Indenture, the “Indenture”), which provided for certain amendments to the Original Indenture and the Notes;

WHEREAS, the Company, the Guarantors, Initial Successor, Successor and certain other entities have entered into an Agreement and Plan of Merger, dated as of March 5, 2006, as amended (the “Merger Agreement”), which contemplates the execution and filing on July 13, 2006 of Articles of Merger (the “Articles of Merger”) with the Maryland State Department of Assessments and Taxation providing for the merger of CARC with and into Initial Successor (the “Merger”), with Initial Successor continuing its existence under Maryland law;

WHEREAS, in connection with the liquidation of Initial Successor contemplated by the Merger Agreement, (i) Initial Successor and Successor will execute and file on July 13, 2006 Articles of Transfer (the “Articles of Transfer”) with the Maryland State Department of Assessments and Taxation providing for the transfer by Initial Successor to Successor of substantially all of its assets and (ii) Initial Successor and Successor will execute and deliver an Assignment and Assumption Agreement dated July 13, 2006 (the “Assignment and Assumption Agreement”) providing for the assignment to Successor by Initial Successor of substantially all of its assets and the assumption by Successor of all of the liabilities of Initial Successor;

WHEREAS, Section 1208 of the Indenture provides, among other things, that CARC shall not be prevented from merging with or into another corporation, Person or entity provided that, among other things, the Person formed by or surviving any such consolidation or merger shall assume upon any such merger, all of the obligations of CARC under the Notes (including the guarantees);

WHEREAS, Section 901(1) of the Indenture provides that the Company, the Guarantors and the Trustee may, without the consent of the Holders of the Notes, enter into a supplemental indenture for the purposes of evidencing the succession of another Person to a Guarantor and the assumption by any such successor of the covenants of the Guarantor contained in the Indenture and in the Notes;

WHEREAS, each of the Company and the Guarantors have been authorized by or pursuant to a Board Resolution, and the Company has been authorized by the Guarantors, to enter into this Supplemental Indenture;

WHEREAS, each of Initial Successor and Successor have been authorized by their Board of Directors or Members, as the case may be, to enter into this Supplemental Indenture; and

WHEREAS, all acts, conditions, proceedings and requirements necessary to make this Supplemental Indenture a valid, binding and legal agreement enforceable in accordance with its terms for the purposes expressed herein, in accordance with its terms, have been duly done and performed.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the Company, the Guarantors, Initial Successor, Successor and the Trustee hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

ARTICLE II

REPRESENTATIONS OF CARC, INITIAL SUCCESSOR AND SUCCESSOR

2.1 Each of CARC and Initial Successor represents and warrants to the Trustee as follows:

(a) It is a Maryland corporation duly organized, validly existing and in good standing under the laws of the State of Maryland.

(b) The execution, delivery and performance by it of this Supplemental Indenture have been authorized and approved by all necessary corporate action on its part.

2.2 Successor represents and warrants to the Trustee as follows:

(a) Successor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) The execution, delivery and performance by it of this Supplemental Indenture have been authorized and approved by all necessary limited liability company action.

2.3 Each of the Company and CAR represents and warrants to the Trustee as follows:

(a) It is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) The execution, delivery and performance by it of this Supplemental Indenture have been authorized and approved by all necessary partnership action on its part.

2.4 Each of CARC and Initial Successor represents and warrants to the Trustee that upon the filing and acceptance for record of the Articles of Merger by the Maryland State Department of Assessments and Taxation or at such other time thereafter as is provided therein (the “Merger Effective Time”), the Merger will be effective in accordance with the terms of the Merger Agreement and applicable law.

2.5 Each of Initial Successor and Successor represents and warrants to the Trustee that upon the effectiveness of the Assignment and Assumption Agreement (the “Transfer Effective Time”), the transfer and assignment of substantially all of the assets of Initial Successor to Successor and the assumption of all of the liabilities of Initial Successor by Successor will be effective in accordance with the terms thereof and applicable law.

ARTICLE III

ASSUMPTION AND AGREEMENTS OF INITIAL SUCCESSOR

3.1 In accordance with Sections 1208 and 901(1) of the Indenture, Initial Successor hereby expressly assumes all of the obligations of CARC under the Notes (including the guarantees) and the Indenture.

3.2 Initial Successor shall succeed to, and be substituted for, and may exercise every right and power of, CARC under the Indenture and the Notes (including the guarantees) with the same effect as if Initial Successor had been named as “CARC”, “CarrAmerica” or a “Guarantor” in the Indenture and the Notes (including the guarantees); and thereafter CARC shall be relieved of any further liability, obligation or covenant under the Indenture and the Notes (including the guarantees).

ARTICLE IV

ASSUMPTION AND AGREEMENTS OF SUCCESSOR

4.1 In accordance with Section 901(1) of the Indenture, Successor hereby expressly assumes all of the obligations of Initial Successor under the Notes (including the guarantees) and the Indenture.

4.2 Successor shall succeed to, and be substituted for, and may exercise every right and power of, Initial Successor under the Indenture and the Notes (including the guarantees) with the same effect as if Successor had been named as “Initial Successor” or a “Guarantor” in the Indenture and the Notes (including the guarantees); and thereafter Initial Successor shall be relieved of any further liability, obligation or covenant under the Indenture and the Notes (including the guarantees).

ARTICLE V

AMENDMENTS

5.1 Concurrently with the Merger Effective Time, the references in the preambles to the Indenture to “CarrAmerica Realty Corporation, a Maryland corporation, as guarantor (“CarrAmerica” or a “Guarantor”)” are hereby amended to read “Nantucket Acquisition Inc., a Maryland corporation, as guarantor (“Nantucket Acquisition” or a “Guarantor”)”, and concurrently with the Transfer Effective Time, the references in the preambles to the Indenture to “Nantucket Acquisition Inc., a Maryland corporation, as guarantor (“Nantucket Acquisition” or a “Guarantor”)” are hereby amended to read, “Nantucket Parent LLC, a Delaware limited liability company (“Nantucket” or a “Guarantor”)”.

5.2 The references in Section 105 to the addresses for notices for each of the Company and a Guarantor are hereby amended by replacing such addresses in each case with: c/o Blackstone Real Estate Partners V L.P., 345 Park Avenue, New York, NY 10154, Attention: Jonathan D. Gray, Facsimile No.: (212) 583-5573.

5.3 Concurrently with the Merger Effective Time, each other reference in the Indenture and the Notes (including the guarantees) to “CarrAmerica” or a “Guarantor” (if used in reference to CarrAmerica) shall be amended and deemed to be a reference to “Nantucket Acquisition” and concurrently with the Transfer Effective Time, each other reference in the Indenture and the Notes (including the guarantees) to “Nantucket Acquisition” or a “Guarantor” (if used in reference to Nantucket Acquisition) shall be amended and deemed to be a reference to “Nantucket”.

5.4 Except as amended hereby, the Indenture and the Notes (including the guarantees) are in all respects ratified and confirmed and all the terms thereof shall remain in full force and effect and the Indenture, as so amended, shall be read, taken and construed as one and the same instrument.

ARTICLE VI

MISCELLANEOUS

6.1 Notwithstanding any other provision of this Supplemental Indenture, (i) this Supplemental Indenture shall be effective upon its signing by the parties hereto but (ii) (a) Article III and corresponding amendments in Article V shall become operative concurrently with the Merger Effective Time and (b) Article IV and corresponding amendments in Article V shall become operative concurrently with the Transfer Effective Time.

6.2 This Supplemental Indenture shall be governed by and construed in accordance with the law of the State of New York.

6.3 This Supplemental Indenture may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

6.4 The Section headings herein are for convenience only and shall not affect the construction hereof.

6.5 If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act that may not be so limited, qualified or conflicted with, such provision of such Act shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of such Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

6.6 In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.7 Nothing in this Supplemental Indenture, the Indenture or the Notes, express or implied, shall give to any person, other than the parties hereto and thereto, any Security Registrar, any Paying Agent, any Authenticating Agent and their successors hereunder and thereunder and the Holders of Notes any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture, the Indenture or the Notes.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

CARRAMERICA REALTY OPERATING PARTNERSHIP, L.P.

By:	CarrAmerica Realty Corporation, its general partner

By	/s/ Stephen E. Riffee
Name:	Stephen E. Riffee
Title:	Chief Financial Officer

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee

By	/s/ Angelita L. Pena
Name:	Angelita L. Pena
Title:	Assistant Vice President

Attest:

/s/ Thomas E. Tabor
Name:	Thomas E. Tabor
Title:	Vice President

The Guarantors:

CARRAMERICA REALTY CORPORATION

By	/s/ Stephen E. Riffee
Name:	Stephen E. Riffee
Title:	Chief Financial Officer

CARRAMERICA REALTY, L.P.

By:	CarrAmerica Realty GP Holdings, Inc., its general partner

	By:	CarrAmerica Realty Operating Partnership, L.P., its sole and managing member

		By:	CarrAmerica Realty Corporation, its general partner

		By:	/s/ Stephen E. Riffee
		Name:	Stephen E. Riffee
		Title:	Chief Financial Officer

Initial Successor:

NANTUCKET ACQUISITION INC.

By	/s/ Tyler Henritze
Name:	Tyler Henritze
Title:	Vice President and Secretary

Successor:

NANTUCKET PARENT LLC

By	/s/ Tyler Henritze
Name:	Tyler Henritze
Title:	Vice President and Assistant Secretary